Item 26(r)v

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, C. Michiel van Katwijk, a Director, Chief Financial Officer, Executive Vice President and Treasurer of Transamerica Life Insurance Company, an Iowa corporation, do hereby appoint Alison Ryan and Brian Stallworth, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.

Product Name	Separate Account Name	SEC 1940 File Number
Transamerica Landmark Variable Annuity	Separate Account VA B	811-06032

Partners Variable Annuity Series	Separate Account VA B	811-06032

Transamerica Freedom Variable Annuity	Separate Account VA B	811-06032

Transamerica Variable Annuity Series	Separate Account VA B	811-06032

Members Variable Annuity Series	Separate Account VA B	811-06032

Transamerica Axiom II	Separate Account VA B	811-06032

Transamerica Principium III	Separate Account VA B	811-06032

Transamerica Variable Annuity I-Share	Separate Account VA B	811-06032

Transamerica InspireSM Variable Annuity	Separate Account VA B	811-06032

Transamerica Extra Variable Annuity	Separate Account VA B	811-06032

Transamerica Liberty Variable Annuity	Separate Account VA B	811-06032

Transamerica Axiom Variable Annuity	Separate Account VA B	811-06032

Transamerica Principium II Variable Annuity	Separate Account VA B	811-06032

Transamerica Variable Annuity O-Share	Separate Account VA B	811-06032

Secure Path for Life	Separate Account VA FF	811-22370

Advantage X	Transamerica Corporate Separate Account Sixteen	811-21440

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of March, 2018.

/s/ C. Michiel van Katwijk
C. Michiel van Katwijk
Director, Chief Financial Officer, Executive Vice President and Treasurer